Exhibit 10.4

SUPERNUS PHARMACEUTICALS, INC.

STOCK RESTRICTION AGREEMENT

THIS STOCK RESTRICTION AGREEMENT (the “Agreement”) is made as of the 22nd day of December 22„ 2005 (the “Effective Date”), by and between Supernus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Jack Khattar (the “Stockholder”).

RECITALS:

WHEREAS, the Stockholder is a founder and holder of an aggregate of 3,000,000 shares of common stock, $.001 par value (the “Common Stock”), of the Company; and

WHEREAS, in consideration of Stockholder’s full time employment with the Company the Company desires to grant to Stockholder an additional 3,500,000 shares of Common Stock subject to those restrictions as set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and such other consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.               Grant of Stock. The Company hereby grants to the Stockholder, pursuant to the Company’s 2005 Stock Plan (the “Plan”), an aggregate of 3,500,000 shares (the “Shares”) of Common Stock of the Company subject to the terms and conditions of this Agreement and the Plan. Upon execution of this Agreement by the Company and the Stockholder and the approval of the grant by the Board of Directors, the Company will promptly issue a certificate or certificates registered in the Stockholder’s name representing the Shares, with such certificates to be held in escrow until such Shares shall be Unrestricted Stock. The Stockholder shall be solely responsible for paying all personal income taxes due in connection with the Shares.

2.               Buy Back Rights of the Company. If the Stockholder’s Business Relationship with the Company ceases, voluntarily or involuntarily, with or without “Cause” (as defined below), the Company shall have the right and option to purchase for a period of 90 days from date of cessation of the Stockholder’s Business Relationship with the Company, and if the Company exercises such right, the Stockholder shall be required to sell to the Company, any or all of the shares of Restricted Stock (as defined below) of the Company. The purchase price of such shares of Restricted Stock shall be [$0.01]. If at any time the Company elects to purchase Restricted Stock pursuant to this Section 2, the closing of such purchase shall take place at the offices of the Company within 30 days after delivery of notice to the Stockholder of the Company’s election to purchase such shares of Restricted Stock. The purchase price for such shares shall be paid by delivery of a bank cashier’s check or certified check. Upon the mailing of a check in payment of the purchase price in accordance with the terms hereof, the Company shall become the legal and beneficial owner of the shares of Restricted Stock being repurchased by the Company and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name or cancel the number of shares of Restricted Stock being repurchased by the Company.

2.1. For purposes of this Agreement:

(a)                “Cause” shall have the same meaning as set forth in that certain Employment Agreement by and between the Stockholder and the Company dated December 22, 2005.

(b)                “Business Relationship” means service to the Company or its successors in the capacity of an employee, officer, director or consultant.

2.2. For purposes of this Agreement, if the Stockholder has continuously maintained a Business Relationship with the Company through the vesting dates specified on Exhibit A attached hereto, Restricted Stock shall become Unrestricted Stock (or shall vest) on such dates in an amount equal to the number of shares set forth opposite the applicable date on Exhibit A. “Restricted Stock” shall be subject to the repurchase provisions described herein unless and until they becomes shares of Unrestricted Stock. “Unrestricted Stock” shall mean those Stockholder’s shares of Common Stock granted hereunder that are not Restricted Stock. Notwithstanding anything to the contrary, in the event the Stockholder’s Business Relationship with the Company ceases, voluntarily or involuntarily, with or without Cause, all Restricted Stock existing at the time of said termination shall remain Restricted Stock and shall not become Unrestricted Stock until a determination is made by the Company, as the case may be, to exercise or not its option to repurchase the shares of Restricted Stock. In the event the Company chooses not to exercise its option to purchase, the Board of Directors of the Company may determine to accelerate the vesting of the remaining shares of Restricted Stock such that all or any portion of the remaining shares of Restricted Stock shall vest and become Unrestricted Stock.

3.                No Special Employment Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Stockholder for the period within which this Agreement may apply or for any other period.

4.                Transfer Restrictions on Restricted and Unrestricted Stock. This Agreement is subject to the requirement that Stockholder shall be subject to all of the transfer restrictions set forth in the Plan including but not limited those requirements referred to in Section 13 of the Plan entitled “Stock Transfer Restrictions,” “Right of First Refusal” and “Drag Along Rights,” and in Section 21 of the Plan entitled “Lock-Up,” and as may be set forth in the by-laws of the Company. The Stockholder agrees to be bound by these restrictions and further agrees, upon the request of the Company to execute any further documentation necessary to evidence said agreement. A Stockholder’s failure to execute same, at the Company’s request, shall cause the Common Stock granted herein to be immediately null and void. The Company shall be free to place a legend on the back of the underlying security specifying the foregoing restrictions.

5.             Investment Representations; Legends; Limitations on Certain Dispositions

5.1.          Representations. The Stockholder represents, warrants and covenants that:

(i)                Any Common Stock granted herein shall be acquired for the Stockholder’s account for investment only and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation under the Securities Act.

(ii)               The Stockholder has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Stockholder to evaluate the merits and risks of his or her investment in the Company.

(iii)              The Stockholder is able to bear the economic risk of holding shares of Common Stock for an indefinite period.

(iv)             The Stockholder understands that (A) the shares granted herein will not be registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (B) except as otherwise agreed as a “permitted transfers” in that certain Stock Restriction Agreement executed by and among the Company and its shareholders dated on or about the first date above written, as may be amended from time to time, such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, an exemption from registration under Rule 144 or otherwise under the Securities Act may not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any shares acquired herein under the Securities Act.

5.2           Legends on Stock Certificates. All stock certificates representing shares of Common Stock issued to the Stockholder shall have affixed thereto legends substantially in the following forms, in addition to any other legends required by applicable law:

“The securities represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect thereto under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required.”

“The securities represented by this certificate are subject to certain rights of repurchase and restrictions on transfer set forth in the Supernus’ 2005 Stock Plan as of December 22, 2005 and in the Stock Restriction Agreement between the Company and the holder hereof pursuant to which such securities were issued. A copy of such Agreement will be provided free of charge to the holder of this certificate upon written request therefor addressed to the Company.”

“The securities represented by this certificate are subject to voting agreements as set forth in a Stockholders’ Voting Agreement as amended from time to time, a copy of which the Company will furnish to the holder of this certificate upon request and without charge.”

6.             Failure to Deliver Shares. If the Stockholder becomes obligated to sell any Restricted Stock to the Company under this Agreement and fails to deliver such Restricted Stock in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, send to the Stockholder the purchase price for such Restricted Stock as is herein specified. Thereupon, the Company upon written notice to the Stockholder, (a) shall cancel on its books the certificate or certificates representing the Restricted Stock to be sold and (b) shall identify such canceled shares of the Company as “Treasury Shares”, and thereupon all of the Stockholder’s rights in and to such Restricted Stock shall terminate.

7.             Specific Enforcement. The Stockholder expressly agrees that the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Stockholder, the Company shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual or irreparable damage, and/or a decree for specific performance, in accordance with the provisions hereof.

8.             Miscellaneous

8.1.          Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Stockholder.

8.2.          All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

8.3.          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Date of Issue: (date of Board approval)

SUPERNUS PHARMACEUTICALS, INC.

	By:	/s/ David Theil
Name: David Theil
Title: Chief Financial Officer

STOCKHOLDER’S ACCEPTANCE

The undersigned hereby accepts the foregoing issuance of shares and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2005 Stock Plan as of December 22, 2005.

STOCKHOLDER:

/s/ Jack Khattar
Jack Khattar
Address:105 Alderwood Drive
Gaithersburg, Maryland 20878

EXHIBIT A

VESTING SCHEDULE FOR RESTRICTED STOCK TO BECOME UNRESTRICTED STOCK

Name of purchaser (the “Stockholder”):	Jack Khattar

Date:	December 22, 2005

Number of shares granted hereunder:	3,500,000

Number of Shares that are Unrestricted Stock on the Vesting Start Date:	0

Number of Shares that are Restricted Stock on the Vesting Start Date:	3,500,000

Vesting Start Date:	December 22, 2005

Vesting Schedule:

Three months after the Vesting Start Date:	154,423 Shares

The first business day of each of the next 15 3-month periods thereafter	An additional 154,411 Shares

In addition, 411,765 shares of common stock that shall vest and become Unrestricted Stock as of the date the Company initiates the first clinical trial in humans (as defined in the Employment Agreement referenced below), provided, that if the Company does not initiate such trial within fifteen (15) months of December 22, 2005, such vesting will be cancelled, and upon such cancellation, such vesting shall be of no further force or effect;

411,765 shares of common stock that shall vest and become Unrestricted Stock as of the date the Company files an NDA, provided, that if the Company does not file an NDA (as defined in the Employment Agreement referenced below) within 5 years of December 22, 2005, such vesting will be cancelled, and upon such cancellation, such vesting shall be of no further force or effect; and

205,882 shares of common stock that shall vest and become Unrestricted Stock as of the date of the “launch of a partnered product”, as defined in that certain Employment Agreement by and between the Company and Jack Khattar, dated December 22, 2005 (the “Employment Agreement”); and

All Restricted Stock hereunder shall fully vest and become Unrestricted Stock as of the date of a Change of Control as defined in Paragraph 6(f) of the Employment Agreement.